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                                                        EXHIBIT 23.3

                                              REPORT OF COOPERS & LYBRAND L.L.P.

To the Plan Administrator of the Sun Company, Inc. Capital
  Accumulation Plan:

We have audited the accompanying statement of net assets available for plan benefits of the Sun Company, Inc. Capital Accumulation Plan (Plan) as of December 31, 1995, and the related statement of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1995, and the changes in net assets available for plan benefits for the year then ended, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund Information in the statement of net assets available for plan benefits as of December 31, 1995 and the statement of changes in net assets available for plan benefits for the year then ended is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.






/s/ COOPERS & LYBRAND L.L.P.
----------------------------
Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, PA  19103
May 31, 1996